Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SiTime Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 16, 2021, relating to the consolidated financial statements and financial statement schedule of SiTime Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

February 16, 2021